BUSINESS CONSULTANT AGREEMENT

THIS BUSINESS CONSULTANT AGREEMENT (Agreement) is made and entered into in duplicate this 26th day of July, 2010, by and between Minerco Resources, Inc. a Nevada Company which is publicly traded on the Over-The-Counter Bulletin Board (OCTBB: MINE) located at 16225 Park Ten Place Dr., Suite 500, Houston, Texas 77095, its affiliates, successors and assigns, hereinafter refereed to as (the “Company”), on the one hand and Sam Messina III, an Individual residing within the state of Arizona, hereinafter refereed to as (the “Consultant”), on the other hand.

RECITALS

A.  The Company is desirous of acquiring the services of a business consultant to assist in financial reporting and the development of internal controls and procedures in order to more efficiently comply with various state, federal, Securities and Exchange Commission and Public Company Accounting Oversight Board (“PCAOB”) rules, regulations and findings.

    B.  The Company is desirous of acquiring the services of a business consultant that understands its audit and filing requirements that will assist the Company and its staff members in meeting its reporting and compliance demands.

    C.  The Consultant provides Business Consulting Services, which the Company needs.

    D.  It is the desire of the Company to engage the services of the Consultant, on an independent contractor basis, to serve as the Company’s Chief Financial Officer and consult with the (i) Board (ii) officers of the Company, and (iii) administrative staff of the Company to assist the Company in the general business development and growth of the Company and to assist the Company in management and supervision of the general accounting, reporting, financial management and regulatory compliance of the of the Company and the general accounting, reporting, financial management and regulatory compliance of future acquisitions and Affiliates.

    E.  It is the desire of the Consultant to consult, on an independent contractor basis, with the (i) Board, (ii) the officers of the Company, and (iii) administrative staff of the Company regarding the management and supervision of the general accounting, reporting, financial management and regulatory compliance of the of the Company and the general accounting, reporting, financial management and regulatory compliance of future acquisitions and Affiliates.

    NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS SPECIFIED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

1.           Term of Agreement.  The respective duties and obligations of the parties shall commence on the date specified in the Preamble of this Agreement and shall continue until the close of business no later than July 26th, 2011.

2.           Consultations.  The Consultant shall make on-site visits and be available to appropriate personnel, the Board, the officers of the Company, and the department heads of the administrative staff of the Company, at reasonable times, concerning matters relating to the management and supervision of the general accounting, reporting, financial management and regulatory compliance of the of the Company and the general accounting, reporting, financial management and regulatory compliance of future acquisitions and Affiliates.

3.           Management Authority of Consultant.  The Consultant shall only have such management authority of or for the Company as is directed by written resolution, on a case by case basis, by the Company’s Chief Executive Officer and/or the Board of Directors, in accordance with the Company By-Laws.

4.           No Power of Consultant to Act as Agent.  The Consultant shall have no right, power or authority to be, or act, as an agent of the Company for any purpose whatsoever.  In that regard, the Consultant shall not attempt or purport to obligate the Company to any obligation or agreement.

5.           Limited Liability.  With regard to the services to be performed by the Consultant pursuant to the provisions of this Agreement, the Consultant shall not be liable to the Company, or to any person who may claim any right because of that person’s relationship with the Company, for any acts or omissions in the performance of said services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to the Consultant’s gross negligence. The Consultant makes no warranties, representations or guarantees regarding any effectiveness of the services provided by Consultant. The Company shall hold the Consultant free and harmless from any and all obligations, costs, claims, judgments, attorneys fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the provisions of this Agreement or in any way connected with or relating to the rendering of said services, except when the same shall arise because of the gross negligence of the Consultant, and the Consultant is adjudged to be guilty of the gross negligence by a court of competent jurisdiction.

    7.           Consideration. The Consultant shall receive from the Company the sum of $6,500 per month which shall be paid no later than the26th of each month during the Term of this agreement.

    8.           Additional Consideration. Upon the execution of this Agreement, Consultant shall be paid to receive Six Thousand, Five Hundred US Dollars ($6,500.00) for previous work completed by Consultant on behalf of the Company.

    9.           Expenses.  In addition to the fees as set forth above, the Company will reimburse Consultant, promptly upon request from time to time, for its reasonable out-of-pocket expenses incurred in connection with this Agreement, provided, however, that (1) reasonable and justifiable expenditures will be discussed with and agreed upon by the Company in advance; (2) no expenses incurred by any person other than Consultant will be reimbursable by the Company without its prior approval.

    10.          Minimum Amount of Service.  The Consultant shall devote only so much time to the affairs of the Company as the Consultant, with the approval of Company, determines to be necessary or appropriate; and the Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant’s sole discretion, determines to be necessary or appropriate.

    11.         Non-Exclusivity.  During the term of this Agreement, the Company shall be able to initiate any discussions, negotiations or other contacts, or solicit any inquiries or indications, concerning their financial reporting obligations without first notifying Consultant and further including Consultant in those discussions, negotiations or other contacts. Notwithstanding the foregoing, the Company shall promptly furnish Consultant with the names of all parties that the Company, its directors, officers and its controlling shareholders have conducted any discussions with, received inquiries from, or had any other contacts with concerning their financial reporting.

    12.         Change of Control.  Any provision of this Agreement to the contrary notwithstanding, in the event the Company experiences either a “change in control” transaction, including, but not limited to, a merger, acquisition or sale of a controlling interest in the Company, the terms and conditions of this Agreement shall remain in effect and in full force, and such action by the Company shall not in any way diminish, affect or compromise the Consultant’s rights, including but not limited to, all consideration as described in Section 7 herein, as specified in this Agreement.

    13.         Corporate Documents.  The Company will provide and deliver to Consultant, at the Company’s expense, all documents, projections, financial data, and other information, collectively referred to herein as “Information”, as is reasonably requested by Consultant for the purpose of rendering the services hereunder. All Information provided by the Company shall be accurate and complete, in all material respects, and the Company recognizes and confirms that (a) Consultant will use and rely on the Information without having independently verified all of the same and (b) Consultant does not assume responsibility for the accuracy or completeness of the Information.

    14.         Corporate Disclosure.  The Company shall use its best efforts to disclose to Consultant all material events and developments that have occurred prior to the date of this Agreement and that occur subsequent to the date hereof relating to its business.

    15.         Confidentiality.  Consultant agrees to keep confidential all material, non-public information provided to it by the Company, except as required by law or as contemplated by the terms of this Agreement. Notwithstanding any law or regulation to the contrary, private addresses, wherever  listed within this agreement, shall not be published or made public and shall be redacted from any all public filings, if any, where this agreement shall be  filed or published as an exhibit, as may be required by relevant state and federal securities laws and regulations.

    16.    Governmental Rules and Regulations. The provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the relationship contemplated by the provisions of this Agreement.

    17.   Notices.  All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provided telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) 48 hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to the Company:	Minerco Resources, Inc.
16225 Park Ten Place Dr., Suite 500
Houston, Texas 77095
Attention: V. Scott Vanis, President

If to the Consultant:	Sam Messina III
10748 E. Medina Ave.
Mesa, Arizona 85209

or at such other address as the party affected may designate in a written notice to such other party in compliance with this paragraph.

    18.         Entire Agreement.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties regarding the subject matter of this Agreement and specifies all the covenants and agreements between the parties with respect to that subject matter, and each party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not specified in this Agreement; and any other agreement, statement or promise concerning the subject matter specified in this Agreement shall be of no force or effect in a subsequent modification in writing signed by the party to be charged.

    19.      Severability.  In the event any part of this Agreement, for any reason, is determined to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as of this Agreement had been executed with the invalid portion of this Agreement eliminated.  It is hereby declared the intention of the parties that the parties would have executed the remaining portion of this Agreement without including any such part, parts or portion which, for any reason, hereafter my be determined invalid.

    20.         Captions and Interpretation.  Captions of the paragraphs of this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.  The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if that language was prepared by all parties and not strictly for or against any party.

    21.         Further Assurances.  Each party shall take any and all action necessary, appropriate or advisable to execute and discharge such party’s responsibilities and obligations created by the provisions of this Agreement and to further effectuate, perform and carry out the intents and purposes of this Agreement and the relationship contemplated by the provision of this Agreement.

    22.         Number and Gender.  Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word ‘person’ shall include Company, firm, trust, association, governmental authority, municipality, association, sole proprietorship, joint venture, association, organization, estate, joint stock company, partnership, or other form of entity.

    23.         Execution in Counterparts.  This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution.  This Agreement shall become effective when the Company receives a copy or copies of this Agreement executed by the parties in the names as those names appear at the end of this Agreement. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.  The Company shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties within thirty (30) days after the receipt by such counsel of the last signed copy, and shall cause one such conformed copy to be filed in the principal office of the Company.

    24.         Successors and Assigns.  This Agreement and each of the provisions of this Agreement shall obligate and inure to the benefit the heirs, executors, administrators, successors and assigns of each of the parties; provided, however, nothing specified in this paragraph shall be a consent to the assignment or delegation by any party of such party’s respective rights and obligations created by the provisions of this Agreement.

    25.         Reservation of Rights.  The failure of any party at any time hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of such failing party to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms and conditions specified in this Agreement.  Any waiver of any default not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type.  None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of either party or such party’s agents, officers or employees, and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to each non-waiving party specifying such waiver.  Each party reserves such party’s rights to insist upon strict compliance with the terms, conditions, warranties, obligations, representations, covenants  and  provisions of this Agreement at all times.

    26.         Concurrent Remedies.  No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.  The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which either party may have, either at law, in equity or pursuant to the provisions of this Agreement.

    27.       Choice of Law; Venue; Jurisdiction; Attorneys’ Fees. The parties acknowledge and agree that this Agreement has been made in Texas, and that it shall be governed by, construed, and enforced in accordance with the laws of the State of Texas, without reference to its conflicts of laws principles.  The parties also acknowledge and agree that any action or proceeding arising out of or relating to this Agreement or the enforcement thereof shall be brought in the Harris County Superior Court, and each of the parties irrevocably submits to the exclusive jurisdiction of that Court in any such action or proceeding, waives any objection the party may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such action or proceeding shall be heard and determined only in that Court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement or the enforcement hereof in any other court.  The parties also acknowledge and agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or convenience of forum, or to personal or subject matter jurisdiction.  The parties also acknowledge and agree that any action or proceeding referred to above may be served on any party anywhere in the world without any objection thereto.  The parties also acknowledge and agree that the prevailing party in any such action or proceeding shall be awarded the party’s reasonable attorneys’ fees and costs (including, but not limited to, costs of court).

    28.       Jurisdiction, Service of Process.  Any action or proceeding arising out of or relating to this Agreement shall be governed by Section 26 of this Agreement, and each of the parties irrevocably submits to the exclusive jurisdiction of each court identified therein in any such action or proceeding; waives any objection the party may now or hereafter have to venue or to convenience of forum; agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court; and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court.  The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any action or proceeding referred to in the first sentence of this Section 10 may be served on any party anywhere in the world.

    29.         Assignability.  Neither party shall sell, assign, transfer, covey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party.  In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee’s legal representative shall agree with such other party in writing to assume personally, perform and be obligated by the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

    30.         Continuing Provisions.  Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees and pay or reimburse expenses contained herein and in the indemnification provisions hereof will survive any such expiration or termination of this Agreement.

    31.         Consent to Agreement.  By executing this Agreement, each party, for itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

    32.         Binding on Successors and Assigns.  This Agreement shall be binding on and shall inure to the benefit of each party, its successors, and assigns.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party.

    33.         Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted successors or assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors or assigns, any legal or equitable rights, remedy or claim hereunder.

    34.         Authority of Signers.  The parties represent and warrant that the person whose signature is set forth  below on behalf of a party is fully authorized to execute this Agreement on behalf of that party.

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first above written.

Minerco Resources, Inc	Consultant
a Nevada Company

By:	V. SCOTT VANIS	By:	SAM MESSINA III

V. Scott Vanis	Sam Messina III

Its: President	an individual